U.S. SECURITIES AND EXCHANGE COMMISSION Washington D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934

                     Date of Report February 24, 2005

                   ART'S-WAY MANUFACTURING CO., INC.
        (Exact Name of Registrant As Specified In Its Charter)

       Delaware                      0-05131            42-0920725
(State Or Other Jurisdiction of    (Commission         (IRS Employer
Incorporation or Organization)      File No.)         Identification
                                                        Number)

                              P.O. Box 288
                           Armstrong, IA 50514
            (Address of Principal Executive Offices) (Zip Code)

                            (712) 864-3131
                          (Telephone Number)

                            Not Applicable
      (Former name or former address, if changed since last report.)

ITEM 8.01 FINANCIAL INFORMATION ON COMPANY'S YEAR AND QUARTER ENDED NOVEMBER 30, 2004

ARMSTRONG, IOWA - Art's-Way Manufacturing Co., Inc., today (February 24,
2005) released the following results for the fiscal fourth quarter and twelve months ended November 30, 2004.

Highlights:
    *Fiscal Year 2004 sales exceeded 2003 by 9%
    *Fiscal Year 2004 net income before taxes shows a growth of  7%
    *As of February 2005 order backlogs increased to $4,730,000 compared to $2,212,000 a year ago



               (all figures in thousands of dollars except per share amounts)
                                         Quarter Ended
                            November 30, 2004           November 30, 2003

Net Sales                      $ 3,576                    $ 2,844
Gross Profit                     1,061	                      899
Income from Operations             483                        219
Interest and Other Expense          87                         57

Income before Income Taxes         397                        163
Income tax benefit                 179                        803
Net Income                         575                        965
Basic Income Per Share (a)     $  0.30                    $  0.49
Diluted Income Per Share (b)   $  0.30                    $  0.49


                                       Twelve Months Ended
                            November 30, 2004           November 30, 2003

Net Sales                     $ 12,784                    $ 8,876
Gross Profit                     3,597                      2,296
Income from Operations           1,092                        822
Interest and Other Expense         169                        121

Income before Income Taxes         924                        700
Income tax benefit                 478                          2
Net Income                       1,402                        698
Basic Income Per Share (a)    $   0.72                    $  0.86
Diluted Income Per Share (b)  $   0.72                    $  0.85

(a) Basic income per share based on the weighted average number of shares outstanding 1,938,176 for all periods presented.

(b) Diluted income per share based on the weighted average number of shares outstanding 1,958,243 for the quarter and 1,958,457 for the twelve months in 2004 and 1,957,784 for the quarter and 1,954,408 for the twelve months in 2003.

Fiscal year 2004, fourth quarter, net sales increased by 26%. The increase was due to strong Art's-Way branded product shipments led by sugar beet harvesting equipment. Beet equipment sales in the fourth quarter totaled $1,343,000, compared to $536,000 in the fourth quarter of 2003. Sales, for fiscal year 2004, increased 8.9%, compared to 2003. Sales of Art's-Way's branded products increased by $1,828,000 while OEM sales decreased by $990,000. Sugar beet, land planes, vegetation cutting equipment, grinder mixers, plows and Ag Scales were up 26%, 79%, 103%, 34%, 100% and 111%, respectively. Mills, land maintenance, and supramix equipment demand remained steady. Replacement parts sales remained strong.

Gross profit, as a percent of sales was 28% for 2004 compared to 27% for 2003. The agricultural markets we serve are generally forecasted to remain constant in 2005, yet we anticipate that our sales and profits for 2005 will increase as we bring new products to market. In late 2004 we produced our new grinder mixer, with reduced cycle times, and increased capacity. Sales have exceeded our expectations, and we anticipate favorable sales for the first quarter 2005 compared to 2004.

Income before tax was up 7% to 924,000 in 2004 compared to 863,000 in 2003. We continue to strive to reduce costs, and are moving to a lean manufacturing environment. Profits, although higher in 2004 compared to 2003, were negatively impacted in 2004 by high steel prices which were only partially absorbed by price increases. Profits were also impacted by the costs associated with the consolidation of the Cherokee Truck Body's operation to Armstrong, and continued investment in more efficient manufacturing processes in our facility.

Net income of $1,402,000 year to date for 2004 compared to $1,664,000 in 2003. The decline in our net income is the result of a reduction in the deferred tax valuation allowance that was recognized in 2004 and 2003. Such adjustments accounted for $507,000 and $818,000 of the income tax benefit recognized in 2004 and 2003, respectively. At November 30, 2004, our deferred tax valuation allowance was reduced to $40,000. For financial reporting proposes, we have exhausted the benefits of our net operating loss carry forwards and expect to begin recording income tax expense in the first quarter of fiscal 2005.

During the 2004 fiscal year our overall company has strengthened significantly through the consolidation of manufacturing facilities and new product offerings. Our backlog is $4,730,000 as of February 2005, representing a 114% increase over the same period a year ago. The increase is driven primarily from orders of sugar beet equipment and feed grinders. We are expecting an improved first half of 2005 due to the increased backlog, as well as improvements related to the initiatives to improve our operations as discussed above.

Art's-Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet and potato harvesting equipment, edible bean equipment, land maintenance equipment, finished mowing, crop shredding equipment and seed planting equipment. Art's-Way also produces haylage machinery for several original equipment manufacturers (OEM's). Starting in fiscal 2004, the Company is manufacturing moldboard plows under its own label under a license agreement with CNH. Art's-Way also manufactures and distributes truck bodies used in the agricultural, industrial and commercial industries. After market service parts are also an important part of the Company's business.

This news release may include "forward-looking statements" within the meaning of the federal securities laws. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. The Company cautions readers not to place undue reliance upon any such forward-looking statements, as actual results may differ materially from expectations.

The information in this Current Report on Form 8-K shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Art's-Way Manufacturing Co., Inc.
                                             (Registrant)

Date: February 24, 2005
                                     By: /s/ John C. Breitung

                                     John C. Breitung, President and CEO